UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Taubman Centers, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TAUBMAN CENTERS, INC.
PROXY
Series B Non-Participating Convertible Preferred Stock
This Proxy is Solicited on Behalf of the Board of Directors
Annual Meeting of Shareholders – May 21, 2010
The undersigned appoints each of Robert S. Taubman and Lisa A. Payne, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Taubman Centers, Inc. on Friday, May 21, 2010, and at any adjournment or postponement, and to vote at such meeting the shares of Series B Non-Participating Convertible Preferred Stock that the undersigned would be entitled to vote if personally present in accordance with the following instruction and to vote in their judgment upon all other matters that may properly come before the meeting and any adjournment or postponement. The undersigned revokes any proxy previously given to vote at such meeting.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS (1), (2) AND (3) IF THIS PROXY IS PROPERLY EXECUTED AND NO INSTRUCTION IS PROVIDED FOR SUCH ITEM(S).
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE
PAID ENVELOPE. PROXY CARDS MUST BE RECEIVED BY MAY 20, 2010.

The Board of Directors recommends a vote FOR Items 1, 2, and 3.				Please mark your votes as indicated in this example
1.	Election of Directors Nominees: (each for a three-year term): Jerome A. Chazen Craig M. Hatkoff			X
	Ronald W. Tysoe		2.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for 2010.
FOR ALL EXCEPT
FOR ALL	WITHHOLD ALL	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.	FOR	AGAINST	ABSTAIN

☐	☐	☐	☐	☐	☐

3.	Approval of the amendment to the 2008 Omnibus Long-Term Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐
Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature

Dated:	,	2010